UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2003

NORTHWEST AIRLINES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23642
(Commission File Number)

41-1905580
(IRS Employer Identification No.)

2700 Lone Oak Parkway, Eagan Minnesota 55121
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including area code (612) 726-2111

Item 5. Other Events and Regulation FD Disclosure.

October 16, 2003 Press Release

On October 16, 2003, Northwest Airlines Corporation, a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. and all consolidated subsidiaries (collectively, the “Company”) issued a press release announcing financial results for the third quarter 2003. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)                        Exhibits.

99.1                 Press Release Announcing Financial Results, Issued October 16, 2003

99.2                 Fourth Quarter and Full Year 2003 Guidance Issued October 21, 2003

Item 9.  Regulation FD Disclosure.

October 21, 2003 Forward Looking Guidance

On October 21, 2003, the Company provided guidance for the fourth quarter and full year 2003. The supplemental data is attached as Exhibit 99.2 and is incorporated herein by reference.

Forward Looking Statements

Statements in this Form 8-K including exhibits, that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS), labor negotiations both at other carriers and the Company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S and foreign governments, foreign currency exchange rate fluctuation and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s

Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

/s/ Michael L. Miller
Name: Michael L. Miller
Title: Vice President, Law and Secretary

October 21, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release Announcing Financial Results, Issued October 16, 2003
99.2	Fourth Quarter and Full Year 2003 Guidance Issued October 21, 2003